                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                        AMENDMENT NO. 1 TO CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


           June 30, 1997                              August 12,1997
(Date of earliest event reported)


                             RURAL/METRO CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

         0-22056                                       86-0746929

(Commission File Number)                  (IRS Employer Identification Number)

                          8401 EAST INDIAN SCHOOL ROAD
                               SCOTTSDALE, ARIZONA
                                      85251
                    (Address of principal executive offices)
                                   (Zip Code)

                                  (602) 994-3886
               (Registrant's telephone number, including area code)

                             RURAL/METRO CORPORATION

                                    FORM 8-K

                                 CURRENT REPORT


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to an Agreement of Purchase and Sale dated February 25, 1997 between Registrant as buyer and Robert E. Ramsey, Jr. and Barry Landon as Trustee of the Employee Stock Ownership Plan for the benefit of the Company's employees, the Purchaser acquired all of the issued and outstanding stock of SW General, Inc. ("SWG"), an Arizona corporation. SWG provides ambulance, emergency response and medical transport service primarily in the metropolitan Phoenix, Arizona area. The Registrant intends to continue the operations of the company.

The purchase price consisted of 439,394 shares of the Registrant's common stock and liabilities assumed, including transaction costs, of approximately $8.2 million. The acquisition will be accounted for as a purchase in accordance with APB No. 16.

Pursuant to an Agreement of Purchase and Sale dated February 25, 1997 between Registrant as buyer and Robert E. Ramsey, Jr., the Registrant acquired all of the issued and outstanding stock of Southwest Ambulance of Casa Grande, Inc. ("Casa Grande"), an Arizona corporation. Casa Grande provides ambulance, emergency response and medical transport service primarily in southern and eastern Arizona, including Pinal and Graham counties. The Registrant intends to continue the operations of the company.

The purchase price consisted of cash of $5,000 and 408,940 shares of the Registrant's common stock and liabilities assumed of approximately $2.2 million. The acquisition will be accounted for as a purchase in accordance with APB No. 16.

Pursuant to an Agreement of Purchase and Sale dated February 25, 1997 between Registrant as buyer and Robert E. Ramsey, Jr., Patrick McGroder, Barry Landon and Gary Ramsey, the Registrant acquired all of the issued and outstanding stock of Southwest General Services, Inc. ("Services"), an Arizona corporation. Services provides billing services for SWG and Casa Grande and municipal ambulance service providers. The Registrant intends to continue the operations of the company.

The purchase price consisted of cash of $6,500,000. The acquisition will be accounted for as a purchase in accordance with APB No. 16.

Pursuant to an Agreement of Purchase and Sale dated February 25, 1997 between Registrant as buyer and Robert E. Ramsey, Jr., the Registrant acquired all of the issued and outstanding stock of Medical Emergency Devices and Services, Inc. ("MEDS"), an Arizona corporation. MEDS provides supply procurement and fleet maintenance services primarily for SWG and Casa Grande. The Registrant intends to continue the operations of the company.

The purchase price consisted of cash of $13,300,000 and liabilities assumed of approximately $0.4 million. The acquisition will be accounted for as a purchase in accordance with APB No. 16.

The Registrant financed the cash portion of the purchase prices for the acquisitions described above from cash from operations and its revolving credit facility.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)      Combined Financial Statements of SW General, Inc., dba Southwest
                  Ambulance, Southwest Ambulance of Casa Grande, Inc., Medical Emergency Devices and Services, Inc. and Southwest General Services, Inc.

         -        Report of Independent Public Accountants

         -        Combined Balance Sheet as of March 31, 1997

         -        Combined Statement of Operations for the year ended March 31,
                  1997

         - Combined Statement of Changes in Shareholders' Equity for the year ended March 31, 1997

         -        Combined Statement of Cash Flows for the year ended March 31,
                  1997

         -        Notes to Combined Financial Statements

(b)      Pro Forma Financial Statements

         -        Introduction

         -        Pro Forma Combined Statement of Income for the year ended
                  June 30, 1996

         - Pro Forma Combined Statement of Income for the nine months ended March 31, 1997

         -        Notes to Pro Forma Combined Statements of Income

SW GENERAL, INC. dba SOUTHWEST AMBULANCE, SOUTHWEST AMBULANCE OF CASA GRANDE, INC., MEDICAL EMERGENCY DEVICES AND SERVICES, INC. AND SOUTHWEST GENERAL SERVICES, INC.

COMBINED FINANCIAL STATEMENTS
AS OF MARCH 31, 1997
TOGETHER WITH REPORT OF INDEPENDENT
PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To SW General, Inc. dba Southwest Ambulance, Southwest Ambulance of Casa Grande, Inc., Medical Emergency Devices and Services, Inc. and Southwest General Services, Inc.:

We have audited the accompanying combined balance sheet of SW General, Inc. dba Southwest Ambulance, Southwest Ambulance of Casa Grande, Inc., Medical Emergency Devices and Services, Inc., Southwest General Services, Inc., as of March 31, 1997, and the related combined statements of operations, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of SW General, Inc. dba Southwest Ambulance, Southwest Ambulance of Casa Grande, Inc., Medical Emergency Devices and Services, Inc. and Southwest General Services, Inc. as of March 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                             ARTHUR ANDERSEN LLP


Phoenix, Arizona,
  August 11, 1997.

      SW GENERAL, INC. dba SOUTHWEST AMBULANCE, SOUTHWEST AMBULANCE OF CASA GRANDE, INC., MEDICAL EMERGENCY DEVICES AND SERVICES, INC. AND SOUTHWEST
                             GENERAL SERVICES, INC.


                             COMBINED BALANCE SHEET

                                  MARCH 31,1997

                                     ASSETS
CURRENT ASSETS:
   Cash                                                              $   272,400
   Accounts receivable, net of allowance for
     doubtful accounts of $848,100                                     6,989,200
   Inventories                                                           344,000
   Prepaid expenses and other                                            232,300
                                                                     -----------
      Total current assets                                             7,837,900
                                                                     -----------
VEHICLES AND EQUIPMENT, net of accumulated
     depreciation                                                      5,507,000
                                                                     -----------
OTHER ASSETS (Note 1)                                                    385,700
                                                                     -----------
                                                                     $13,730,600
                                                                     ===========
                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current portion of long-term debt and capital leases (Note 4)     $ 2,461,200
   Line of credit (Note 3)                                             1,300,000
   Accounts payable                                                    1,500,900
   Accrued liabilities                                                   521,200
   Income tax payable (Note 5)                                           340,800
   Deferred income taxes (Note 5)                                        218,000
                                                                     -----------
      Total current liabilities                                        6,342,100
                                                                     -----------
   LONG-TERM DEBT AND CAPITAL LEASES, net of
      current portion (Note 4)                                         1,176,700
                                                                     -----------
COMMITMENTS AND CONTINGENCIES (Note 7)

SHAREHOLDERS' EQUITY (Note 6):
   Common stock                                                            5,000
   Retained earnings                                                   6,206,800
                                                                     -----------
      Total shareholders' equity                                       6,211,800
                                                                     -----------
                                                                     $13,730,600
                                                                     ===========

                       The accompanying notes are an integral
                        part of this combined balance sheet.

      SW GENERAL, INC. dba SOUTHWEST AMBULANCE, SOUTHWEST AMBULANCE OF CASA GRANDE, INC., MEDICAL EMERGENCY DEVICES AND SERVICES, INC. AND SOUTHWEST
                             GENERAL SERVICES, INC.


                        COMBINED STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED MARCH 31,1997

REVENUE                                                              $31,995,600
                                                                     -----------
OPERATING EXPENSES:
   Payroll and employee benefits                                      15,082,000
   Provision for doubtful accounts                                     4,827,600
   Depreciation and amortization                                       1,486,800
   Other operating expenses                                            7,756,400
                                                                     -----------
       Total operating expenses                                       29,152,800
                                                                     -----------
       Operating income                                                2,842,800
                                                                     -----------
OTHER EXPENSE:
   Interest expense                                                      513,600
   Other                                                                  93,300
                                                                     -----------
       Total other expense                                               606,900
                                                                     -----------
INCOME BEFORE INCOME TAXES:                                            2,235,900
   Provision for income taxes                                            730,000
                                                                     -----------
NET INCOME                                                           $ 1,505,900
                                                                     ===========


                       The accompanying notes are an integral
                     part of this combined financial statement.

        SW GENERAL, INC. dba SOUTHWEST AMBULANCE, SOUTHWEST AMBULANCE OF CASA GRANDE, INC., MEDICAL EMERGENCY DEVICES AND SERVICES, INC. AND SOUTHWEST
                             GENERAL SERVICES, INC.

                COMBINED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                        FOR THE YEAR ENDED MARCH 31, 1997

                                                   Common           Retained
                                                    Stock           Earnings          Total
                                                 -----------      -----------      -----------
BALANCE, March 31, 1996                          $     5,000      $ 6,718,900      $ 6,723,900

  Net income                                                        1,505,900        1,505,900
  Distributions to shareholder, net (Note 6)                       (2,018,000)      (2,018,000)
                                                 -----------      -----------      -----------
BALANCE, March 31, 1997                          $     5,000      $ 6,206,800      $ 6,211,800
                                                 ===========      ===========      ===========

                       The accompanying notes are an integral
                     part of this combined financial statements.

      SW GENERAL, INC. dba SOUTHWEST AMBULANCE, SOUTHWEST AMBULANCE OF CASA GRANDE, INC., MEDICAL EMERGENCY DEVICES AND SERVICES, INC. AND SOUTHWEST
                             GENERAL SERVICES, INC.


                        COMBINED STATEMENT OF CASH FLOWS

                        FOR THE YEAR ENDED MARCH 31,1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                        $ 1,505,900
  Adjustments to reconcile net income to net cash
    provided by operating activities:
       Depreciation and amortization                                  1,486,800
  Changes in assets and liabilities:
       Accounts receivable                                           (1,151,100)
       Inventories                                                      (70,100)
       Prepaid expenses and other assets                                 75,200
       Accounts payable                                                 248,900
       Accrued liabilities                                             (516,100)
       Income taxes payable                                             973,600
                                                                    -----------
          Net cash provided by operating activities                   2,553,100
                                                                    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of long-term debt and capital leases, net               (2,105,900)
  Borrowings on line of credit                                        3,224,000
  Repayments on line of credit                                       (3,174,000)
  Cash distributions to owners                                         (687,900)
                                                                    -----------
          Net cash used in financing activities                      (2,743,800)
                                                                    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures, net of disposals                                (50,000)
                                                                    -----------
DECREASE IN CASH                                                       (240,700)

CASH, beginning of year                                                 513,100
                                                                    -----------
CASH, end of year                                                   $   272,400
                                                                    ===========
SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION
  Cash paid for interest                                            $   513,600
                                                                    ===========
  Income tax refunds received                                       $   237,000
                                                                    ===========
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES
  Property acquired under capital leases                            $   811,800
                                                                    ===========
  Non-cash distributions to shareholders                            $ 1,559,200
                                                                    ===========


                     The accompanying notes are an integral
                   part of this combined financial statement.

          SW GENERAL, INC. dba SOUTHWEST AMBULANCE, SOUTHWEST AMBULANCE OF
           CASA GRANDE, INC., MEDICAL EMERGENCY DEVICES AND SERVICES, INC.
                        AND SOUTHWEST GENERAL SERVICES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                  MARCH 31,1997

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

Nature of Business

SW General, Inc. dba Southwest Ambulance (an Arizona corporation; Southwest Ambulance) and Southwest Ambulance of Casa Grande, Inc. (an Arizona S corporation) provide ambulance and other related emergency medical services primarily to residents of the state of Arizona. Medical Emergency Devices and Services, Inc. (an Arizona S corporation) primarily provides equipment, supplies, uniforms and vehicle repair and maintenance to Southwest Ambulance and Southwest Ambulance of Casa Grande, Inc. Southwest General Services, Inc. (an Arizona S corporation) provides collection services for Southwest Ambulance and Southwest Ambulance of Casa Grande, Inc. as well as maintains billing and collection contracts with certain municipalities.

The Company depends on certain contracts with municipalities to provide "911" emergency ambulance services. These contracts are subject to requests for proposals, competitive bid processes or renegotiation upon expiration and may be subject to termination for failure to meet performance criteria.

Principles of Combination

The combined financial statements include the financial statements of Southwest Ambulance, Southwest Ambulance of Casa Grande, Inc., Medical Emergency Devices and Services and Southwest General Services, Inc. (collectively the Company). All significant intercompany balances and transactions have been eliminated in combination.

Revenue Recognition

Ambulance service fees are recorded net of estimated Medicare, Arizona Health Care Cost Containment System (AHCCCS) and contractual limitations and are recognized when services are provided. Payments received from third-party payors represent a substantial portion of the Company's ambulance service fee receipts. The continuing efforts of third-party payors to control expenditures for health care may affect the revenue, cash flows and profitability of the Company. In addition, the financial instability of private third-party payors as well as budget pressures and cost shifting by governmental payors may influence the Company's receipt of reimbursements. Provision for doubtful accounts is recorded for the estimated difference between ambulance service fees (net of contractual limitations) and amounts to actually be collected.

Inventories

Inventories consist primarily of medical supplies that are stated at the lower of cost, determined on a first-in, first-out basis, or market.

Vehicles and Equipment

Vehicles and equipment is stated at cost. Depreciation and amortization is provided using the straight-line method over the estimated useful lives of the assets ranging from 4 to 5 years. Leasehold improvements are amortized over the lives of the assets or the lease term, whichever is less. Major additions and improvements are capitalized; maintenance and repairs which do not improve or significantly extend the life of the related assets are expensed as incurred.

Other Assets

Other assets include $385,700, net of accumulated amortization of $165,000, related to the purchase of Certificates of Operating Necessity (CONs) for certain service areas. The cost of the CONs is being amortized over 7 years on a straight line basis.

Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in the tax laws and rates on the date of enactment.

Southwest Ambulance of Casa Grande, Inc., Medical Emergency Devices and Services, Inc. and Southwest General Services, Inc. have elected to be taxed as subchapter S corporations under the provisions of the Internal Revenue Code; accordingly, their taxable income is included in the individual tax returns of the shareholders for federal and state income tax purposes.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash equivalents and accounts receivable. The Company places its cash equivalents with federally insured institutions and limits the amount of credit exposure to any one institution. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company's credit base and the geographical dispersion of the customers.


Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncement:
-----------------------------------------

During fiscal year 1997, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed
Of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The impact of adopting this pronouncement was not material.

2. VEHICLES AND EQUIPMENT:

Vehicles and equipment at March 31, 1997 consist of the following:

     Ambulances and other vehicles                         $3,710,100
     Equipment                                                652,700
     Furniture and fixtures                                 2,129,300
     Leasehold improvements                                 2,926,000
                                                           ----------
                                                            9,418,100
     Less: Accumulated depreciation                        (3,911,100)
                                                           ----------
                                                           $5,507,000
                                                           ==========

The Company acquired equipment of $811,900 under capital lease and other financing arrangements during the year ended March 31,1997.

The Company held vehicles and equipment with a book value of $948,900 (net of accumulated amortization of $254,000) at March 31,1997 under capital lease agreements.

3. LINE OF CREDIT:

The Company has a revolving line of credit agreement with a bank, as amended June 6, 1997, under which it may borrow up to 60% of eligible receivables, not to exceed $4,000,000; maturing August 31, 1997; collateralized by virtually all assets of the Company and guaranteed by the majority shareholder of the Company. Interest on borrowings is payable monthly at the lender's prime rate (8.5% at March 31, 1997) plus 1.25%. The outstanding balance of the line at March 31, 1997 was $1,300,000.

This agreement and the third party long-term debt described in Note 4 include various covenants which include, among others, a limitation on capital expenditures and maintenance of certain financial ratios.

4. LONG-TERM DEBT AND CAPITAL LEASES

Long-term debt and capital leases at March 31, 1997 consist of the following:

Notes payable due in monthly installments aggregating
$58,264, plus interest ranging from 8.95% to 10.15%,
maturing through August 1999; collateralized by
equipment, vehicles and guaranteed by the majority
shareholder.                                                          $1,259,000

Notes payable due to majority shareholder,
interest at 6%, principal and accrued interest
due September 1, 1999 or on demand, unsecured.                         1,395,900

Capital leases due in monthly installments of
$28,700, including interest at 9.5% to 10.5%,
maturing through January 2000, collateralized by
vehicles, equipment and furniture, guaranteed by
the majority shareholder.                                                726,000

Note payable due to bank in monthly installments
aggregating $7,113 including interest at 8.75%,
maturing in November 1999; collateralized by
equipment and guaranteed by the majority
shareholder.                                                             207,900

Note payable due in monthly installments aggregating
$8,718, plus interest at prime (8.5% at March 31, 1997)
plus 2%, maturing through March 1998;
collateralized by equipment and guaranteed by
the majority shareholder.                                                 49,100
                                                                      ----------
                                                                       3,637,900
Less: Current maturities                                              (2,461,200)
                                                                      ----------
                                                                      $1,176,700
                                                                      ==========

Aggregate maturities of long-term debt and capital leases at March 31, 1997 are as follows:

                                          Long-Term Debt             Capital Leases
                                          --------------             --------------
1998                                       $ 2,175,500                 $ 345,300
1999                                           453,400                   305,000
2000                                           224,500                   172,800
2001                                            58,500                        --
                                           -----------                 ---------
                                           $ 2,911,900                   823,100
                                           ===========
Less: amounts representing interest                                      (97,100)
                                                                       ---------
                                                                         726,000
Less: current maturities                                                (285,800)
                                                                       ---------
                                                                       $ 440,200
                                                                       =========

5. INCOME TAXES:

The components of the provision for income taxes for the year ended March 31, 1997 are as follows:

Current
     Federal                                                            $384,000
     State                                                               109,000
                                                                        --------
                                                                         493,000
Deferred                                                                 237,000
                                                                        --------
                                                                        $730,000
                                                                        ========

Deferred tax assets and liabilities are recorded based on differences between the financial statement and tax bases of amounts of assets and liabilities and the tax rates in effect when those differences are expected to reverse.

The components of net deferred taxes at March 31, 1997 are as follows:

Deferred tax liability
     Allowance for doubtful accounts                                  $(565,000)
Deferred tax asset
     Contractual reserves                                               347,000
                                                                      ---------
Net deferred tax liability                                            $(218,000)
                                                                      =========

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before income taxes. The sources and tax effects of the differences for the year ended March 31, 1997 were as follows:

Federal income tax provision at statutory rate                        $ 760,000
State taxes, net of federal benefit                                     105,000
Subchapter S earnings                                                  (277,000)
Other, net                                                              142,000
                                                                      ---------
                                                                      $ 730,000
                                                                      =========

6.       SHAREHOLDERS' EQUITY:

Common Stock

Common stock consists of 1,000,000 shares of $.0005 par value Southwest Ambulance, 10,000 shares of $.25 par value Southwest Ambulance of Casa Grande, Inc., 1,000 shares of $1 par value Medical Emergency Devices and Services, Inc., and 1,000 shares of $1 par value Southwest General, Inc. common stock.

Shareholder Distributions

During 1997, the Company made distributions to shareholders totaling $2,247,100. $687,900 was paid in cash to the two majority shareholders and $1,559,200 was distributed to the majority shareholder in the form of a note payable (Note 4).

7.       COMMITMENTS AND CONTINGENCIES:

Operating Leases

The Company leases certain office and station space under various operating leases which expire through December 31, 2006. The leases require the Company to pay real estate and sales taxes, maintenance and insurance. The following is a schedule, by year, of the future minimum lease payments required under these operating leases as of March 31, 1997:

Year ending March 31,

         1998                                                  $ 1,199,200
         1999                                                    1,144,300
         2000                                                    1,082,300
         2001                                                    1,046,800
         2002                                                    1,046,800
         Thereafter                                              4,972,100
                                                               -----------
                                                               $10,491,500
                                                               ===========

Total facility rent expense was approximately $1,187,900 for the year ended March 3l, 1997.

The Company leases certain office and station space from entities owned by the majority shareholder, under various operating leases. Amounts paid to these entities for facility rent totaled approximately $934,500 for the year ended March 31, 1997

In addition, the Company paid $101,200 to entities owned by the Company's majority shareholder, to rent equipment and office furniture during the year ended March 31, 1997.

Contracts

Southwest General Services, Inc. is under contract with certain municipalities to process, bill, collect and report emergency ambulance fees for transports made and advanced life support rendered. The contracts expire on dates through July, 1998, with extension options through July, 1999.

0ther

The Company is a party to various lawsuits arising in the ordinary course of business. Management believes, based upon discussions with legal counsel, that losses, if any, will be substantially covered under insurance policies and will not have a material adverse effect on the financial position or results of the operations of the Company.

8.       BENEFIT PLANS:

Employee Stock Ownership Plan

The Company established an Employee Stock Ownership Plan (ESOP) in 1992. The purpose of the ESOP was to enable full-time employees who are at least 21 years of age and have been employed for at least one year to acquire stock ownership in the Company. During the year ended March 31, 1993, the ESOP entered into a note payable agreement with the Company's shareholders. The ESOP agreed to purchase 300,000 shares of the outstanding common stock of the Company for $3,000,000. The loan was to be repaid in monthly installments of $22,562, including interest imputed at 4%, through July 2000. The Company guaranteed repayment of the loan and was committed to make cash payments to the ESOP in monthly amounts sufficient for it to meet debt service requirements. Accordingly, the debt was recorded in the Company's balance sheet with a corresponding amount of deferred compensation which reduced shareholders' equity. The debt and the deferred compensation were reduced as the ESOP made principal payments to the shareholders of the Company.

The Company recorded an expense for the ESOP totaling $187,390 for the year ended March 31, 1997. In connection with preparing the Company for sale (Note
9), all ESOP related liabilities and debt were assumed by the majority shareholder and therefore no balances related to the ESOP remain outstanding on the Company's books at March 31, 1997. The net effect of these transactions is reflected in the accompanying combined statement of changes in shareholders' equity in distributions to shareholder.

Profit Sharing Plan

The Company has a contributory profit sharing plan which allows contributions by employees, subject to limitations, under Section 401(k) of the Internal Revenue Code. The Company matches the lesser of 25% of the employee's contribution or 6% of the employee's gross compensation. To be eligible, an employee must have attained the age of 18 and completed one year of service. The Company recorded an expense for the profit sharing plan totaling $44,603 for the year ended March 31, 1997.


9.       SUBSEQUENT EVENT

On June 30, l997, the Company's outstanding stock was purchased by Rural/Metro Corporation. The total purchase price of the Company approximated $58.6 million. The terms of the purchase include the payment of approximately $19.8 million in cash, the assumption of approximately $10.8 million of liabilities and the issuance of 848,334 shares of Rural/Metro Corporation common stock.

                   UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The following pro forma financial data of the Company presents the Company's unaudited pro forma combined statements of income for the fiscal year ended June 30, 1996 and the nine months ended March 31, 1997.

During the fiscal years ended June 30, 1996 and 1997, the Company purchased either the stock or certain of the assets and assumed certain of the liabilities of twenty-seven ambulance service providers and merged under pooling-of-interests transactions with five ambulance service providers. Eighteen acquisitions were completed during the fiscal year ended June 30, 1996 and fourteen such acquisitions were made during the year ended June 30, 1997. The acquisitions occurring during the year ended June 30, 1996 are referred to as "the fiscal 1996 acquisitions" and the acquisitions made subsequent to June 30, 1996 are referred to as "the fiscal 1997 acquisitions". All of these acquisitions, with the exception of the pooling-of-interests transactions, were accounted for as purchases in accordance with Accounting Principles Board Opinion ("APB") No. 16. The aggregate purchase price for the fiscal 1996 acquisitions and for the fiscal 1997 acquisitions consisted of the following:

                           FISCAL 1996 ACQUISITIONS    FISCAL 1997 ACQUISITIONS       TOTAL
                           ------------------------     ------------------------       -----
                                                           (in thousands)
Cash                               $17,164                    $ 35,512               $ 52,676
Rural/Metro common stock             1,212                      18,699                 19,911
Notes payable to sellers             4,673                       4,477                  9,150
Assumption of liabilities            8,221                      23,915                 32,136
                                   -------                    --------               --------
                                   $31,270                    $ 82,603               $113,873
                                   =======                    ========               ========

The unaudited pro forma combined statement of income for the year ended June 30, 1996 was prepared as if each of the fiscal 1996 acquisitions and fiscal 1997 acquisitions was consummated as of July 1, 1995. The unaudited pro forma combined statement of income for the nine months ended March 31, 1997 was prepared as if each of the fiscal 1997 acquisitions was consummated as of July 1, 1996.

The unaudited pro forma combined financial data should be read in conjunction with the Consolidated Financial Statements of the Company and related notes thereto.

The pro forma financial data does not purport to represent what the Company's actual results of operations would have been had each transaction occurred as of the beginning of each respective period nor does it project the Company's results of operations for any future period.

ITEM 7(b)

                             RURAL/METRO CORPORATION
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATE)

                                                                    BUSINESSES            PRO FORMA             PRO FORMA
                                                 HISTORICAL (1)    ACQUIRED (2)         ADJUSTMENTS            COMBINED
                                                 --------------    ------------         -----------            --------
Revenue
      Ambulance services                           $ 197,201          $97,549            $      --             $ 294,750
      Fire protection services                        38,770              179                   --                38,949
      Other                                           14,292              548                   --                14,840
                                                   ---------          -------            ---------               -------
          Total                                      250,263           98,276                   --               348,539
                                                   ---------          -------            ---------               -------
Operating expenses
      Payroll and employee benefits                  135,464           45,355               (4,049)(4)           176,770
      Provision for doubtful accounts                 31,036           17,074                   --                48,110
      Depreciation                                     9,778            3,973                 (110)(5)            13,641
      Amortization of intangibles                      3,569              126                2,158 (6)             5,853
      Other operating expenses                        45,752           23,429               (1,607)(7)            67,574
                                                   ---------          -------            ---------               -------
          Total                                      225,599           89,957               (3,608)              311,948
                                                   ---------          -------            ---------               -------
Operating income                                      24,664            8,319                3,608                36,591

      Interest expense, net                            5,108            1,401                2,623 (8)             9,132
                                                   ---------          -------            ---------               -------
Income before income taxes                            19,556            6,918                  985                27,459

      Provision for income taxes                       8,044              638                2,612 (9)            11,294
                                                   ---------          -------            ---------               -------
Net income                                         $  11,512          $ 6,280            $  (1,627)              $16,165
                                                   =========          =======            =========               =======

Earnings per common stock and
  common stock equivalent                          $    1.14                                                   $    1.38

Weighted average number of common stock
  and common stock equivalents outstanding            10,075                                 1,660 (10)            11,735


The accompanying notes to pro forma combined statements of income are an integral part of this statement.

                             RURAL/METRO CORPORATION
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                     FOR THE NINE MONTHS ENDED MARCH 31, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              BUSINESSES        PRO FORMA           PRO FORMA
                                             HISTORICAL(1)    ACQUIRED(3)      ADJUSTMENTS          COMBINED
                                             --------------  ------------      -----------          ---------
Revenue
    Ambulance services                          $190,654       $46,179          $      --           $ 236,833
    Fire protection services                      31,205            --                 --              31,205
    Other                                         14,586            17                 --              14,603
                                                --------       -------          ---------           ---------
        Total                                    236,445        46,196                 --             282,641
                                                --------       -------          ---------           ---------
Operating expenses
    Payroll and employee benefits                127,207        20,591             (1,913)(4)         145,885
    Provision for doubtful accounts               32,037         9,851                 --              41,888
    Depreciation                                   8,646         1,906                (83)(5)          10,469
    Amortization of intangibles                    3,349            31              1,173 (6)           4,553
    Other operating expenses                      41,640        10,277               (878)(7)          51,039
                                                --------       -------          ---------           ---------
        Total                                    212,879        42,656             (1,701)            253,834
                                                --------       -------          ---------           ---------
Operating income                                  23,566         3,540              1,701              28,807

    Interest expense, net                          3,658           762              1,016 (8)           5,436
                                                --------       -------          ---------           ---------
Income before income taxes                        19,908         2,778                685              23,371

    Provision for income taxes                     8,163           771                649 (9)           9,583
                                                --------       -------          ---------           ---------
Net income                                      $ 11,745       $ 2,007          $      36           $  13,788
                                                ========       =======          =========           =========

Earnings per common stock and
 common stock equivalent                        $   0.97                                            $    1.04

Weighted average number of common stock
 and common stock equivalents outstanding         12,154                            1,128 (10)         13,282


The accompanying notes to pro forma combined statements of income are an integral part of this statement.

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

(1) Reflects the results of operations of the respective acquisitions from the dates of acquisition through the end of each respective period.

(2) Reflects the results of operations of the fiscal 1996 acquisitions from the beginning of the period through the dates of acquisition and of the fiscal 1997 acquisitions for the entire year ended June 30, 1997.

(3) Reflects the results of operations of the fiscal 1997 acquisitions from the beginning of the period through the dates of acquisition.

(4) Adjustment for payroll and employee benefits expense to reflect the effects of certain individuals of the acquired businesses not being employed by the Company and to reflect the differences between the actual compensation paid to officers of the businesses acquired and the aggregate compensation such individuals would have received under the terms of employment agreements with the Company as if the businesses had been acquired as of the beginning of the period.

(5) Adjustment for depreciation to reflect the depreciation of fixed assets using the straight-line method.

(6) Adjustment for amortization to reflect amortization of the cost in excess of the fair value of net assets acquired over a 35-year period.

(7) Adjustment for other operating expenses to reflect the reduction of expenses related to certain assets, including real estate and buildings, not acquired and sellers' costs incurred in connection with the sale of their respective businesses, had each of the acquisitions occurred as of the beginning of the period.

(8) Adjustment for interest expense to reflect the interest expense related to the debt issued in connection with the acquisitions.

(9) Adjustment for provision for income taxes to reflect the effect of the adjustments described above and the tax effect of treating each acquisition as if it had C corporation tax status.

(10) Adjustment for weighted average number of common stock and common stock equivalents outstanding as if the common stock issued in connection with certain of the acquisitions had occurred as of the beginning of the period.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           RURAL/METRO CORPORATION
                                           -----------------------







Date: August 12, 1997                      By: /s/ Dean P. Hoffman
                                               ---------------------------------
                                                Dean P. Hoffman, Vice President
                                                and Principal Accounting Officer